Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K of which this exhibit forms a part (the “Report”).

Introduction

The following unaudited pro forma condensed combined financial information will aid you in your analysis of the financial aspects of Airspan becoming a wholly-owned subsidiary of New Beginnings as a result of Merger Sub, a wholly-owned subsidiary of New Beginnings, merging with and into Airspan, and Airspan surviving the merger as a wholly-owned subsidiary of New Beginnings. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New Beginnings has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

New Beginnings is a blank check company that was incorporated in Delaware on August 20, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On November 3, 2020, New Beginnings consummated its IPO of 10,000,000 New Beginnings Units at an offering price of $10.00 per unit, with each New Beginnings Unit consisting of one share of New Beginnings Common Stock and one New Beginnings Warrant, resulting in gross proceeds of $100.0 million (before underwriting discounts and commissions and offering expenses).

Prior to the consummation of the IPO, the Sponsor subscribed for 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On October 20, 2020, New Beginnings effected a stock dividend resulting in the Sponsor holding an aggregate of 2,875,000 Founder Shares, representing an adjusted purchase price of approximately $0.009 per share. Simultaneously with the consummation of the IPO, New Beginnings sold 500,000 Placement Units in a private placement transaction at a purchase price of $10.00 per unit to the Sponsor. As a result of this transaction and after giving effect to the exercise of the underwriters’ over-allotment option discussed below, New Beginnings sold a total of 545,000 Placement Units to the Sponsor, resulting in gross proceeds to New Beginnings of approximately $5,450,000. Each Placement Unit sold in the private placement is identical to the New Beginnings Units sold in the IPO, except that the New Beginnings Warrants included in the Placement Units: (i) are not redeemable by New Beginnings and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees.

On November 9, 2020, the underwriters partially exercised the over-allotment option to purchase 1,000,000 additional New Beginnings Units, and on November 12, 2020, the underwriters fully exercised the over-allotment option to purchase an additional 500,000 New Beginnings Units, generating an aggregate of gross proceeds of $15,000,000.

Airspan is a U.S.-based 5G end-to-end, 4G, Open RAN and fixed wireless access hardware and software provider with a product portfolio spanning 150 patents granted and 94 patents pending.

Airspan’s predecessor, Airspan Communications Corporation, was incorporated as a Delaware corporation on January 30, 1998. Airspan Networks Inc. was incorporated in 1999 as a Washington corporation and at that time acquired Airspan Communications Corporation by merger. In August 2010, Airspan reincorporated in Delaware.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of New Beginnings was derived from the unaudited and audited financial statements of New Beginnings as of and for the six months ended June 30, 2021 and for the period from August 20, 2020 (inception) to December 31, 2020 (as restated), included elsewhere in this proxy statement/prospectus/consent solicitation statement. The historical financial information of Airspan was derived from the unaudited and audited financial statements of Airspan as of and for the six months ended June 30, 2021 and of the year ended December 31, 2020, which are included elsewhere in, or incorporated by reference into, this Report. This information should be read together with New Beginnings’ and Airspan’s unaudited and audited financial statements and related notes which are included elsewhere in, or incorporated by reference into, this Report, as well as the sections titled “New Beginnings Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Airspan Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement/Prospectus/Consent Solicitation Statement and Exhibit 99.4 hereto, all of which are incorporated by reference into this Report.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although New Beginnings will acquire all of the outstanding equity interests of Airspan in the Business Combination, New Beginnings will be treated as the “acquired” company and Airspan will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Airspan issuing stock for the net assets of New Beginnings, accompanied by a recapitalization. The net assets of New Beginnings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Airspan.

Airspan has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Airspan’s existing stockholders will have the greatest voting interest in the Post-Combination Company;

●	directors designated by Airspan will initially represent seven of the eight board seats for the Post-Combination Board;

●	Airspan’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	Airspan will comprise the ongoing operations of the Post-Combination Company;

●	Airspan’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than New Beginnings’;

●	Airspan’s existing senior management will be the senior management of the Post-Combination Company; and

●	the Post-Combination Company will assume a substantially similar name to Airspan and Airspan’s headquarters.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of New Beginnings Common Stock for an aggregate redemption payment of $100.97 million.

Description of the Business Combination

Consideration

The aggregate consideration for the Business Combination will be payable in the form of cash, shares of Post-Combination Company common stock, Post-Combination Company Warrants, restricted shares of Post-Combination Company common stock, restricted stock units underlying Post-Combination Company common stock and options to purchase Post-Combination Company common stock.

The following summarizes the aggregated value of the consideration:

Common stock, restricted stock, warrants and stock options at Closing(1)	77,250,000
Post-Combination Company Warrants	(9,000,000)
Exchanged Options	(7,135,353)
Management Incentive Plan RSUs	(1,750,000)
Shares of common stock transferred at Closing	59,364,647
Value per share(2)	$10.00
Total share consideration	$593,646,470
Total cash consideration	$17,500,000

(1)	The number in the table above includes approximately 17,885,353 shares of Post-Combination Company common stock underlying Post-Combination Company Warrants, MIP RSUs and Exchanged Options that do not represent legally outstanding shares of Post-Combination Company common stock at Closing.
(2)	Share consideration is calculated using a $10.00 reference price. Actual total share consideration will be dependent on the value of Post-Combination Company common stock at Closing.

Ownership

The following summarizes the pro forma Post-Combination Company common stock outstanding:

	Shares	%
Airspan Capital Stock	77,250,000
Post-Combination Company Warrants	(9,000,000)
Exchanged Options	(7,135,353)
Management Incentive Plan RSUs	(1,750,000)
Airspan – shares of common stock transferred at Closing(1)	59,364,647	82.8%
New Beginnings existing shares	1,502,951	2.1%
Shares held by Sponsor	3,295,000	4.6%
PIPE	7,500,000	10.5%
Pro Forma common stock outstanding at June 30, 2021	71,662,598	100%

(1)	The number of outstanding shares in the table above excludes approximately 17,885,353 shares of Post-Combination Company common stock underlying Post-Combination Company Warrants, MIP RSUs and Exchanged Options that do not represent legally outstanding shares of Post-Combination Company common stock at Closing.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of New Beginnings (as restated) and Airspan. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021
	Airspan (Historical)	New Beginnings (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$12,208	$68	$75,000	(A)	$99,019
			$116,182	(B)
			$(5,626)	(C)
			$(27,830)	(F)
			$(18,513)	(G)
			$(100,970)	(H)
			$48,500	(J)
Prepaid assets	—	$283			$283
Restricted cash	$187	—			$187
Accounts receivable	$40,671	—			$40,671
Inventory	$13,048	—			$13,048
Prepaid expenses and other current assets	$9,062	—			$9,062
Total current assets	$75,176	$351	$86,743		$162,270
Cash and securities held in Trust Account	—	$116,182	$(116,182)	(B)	—
Property, plant and equipment, net	$6,425	—			$6,425
Goodwill	$13,641	—			$13,641
Intangible assets, net	$7,031	—			$7,031
Right-of-use lease assets, net	$7,750	—			$7,750
Other non-current assets	$3,781	—			$3,781
TOTAL ASSETS	$113,804	$116,533	$(29,439)		$200,898
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Accounts payable	$17,890	$1,591	$(1,591)	(C)	$17,890
Due to related party	—	$10	$(10)	(C)	—
Deferred revenue	$4,729	—			$4,729
Other accrued expenses	$26,251	—			$26,251
Subordinated debt	$10,316	—			$10,316
Current portion of long-term debt	$288	—			$288
Total current liabilities	$59,474	$1,601	$(1,601)		$59,474
Warrant liability`	—	$14,401			$14,401
Deferred underwriting discount	—	$4,025	$(4,025)	(C)	—
Subordinated term loan, long-term – related party	$36,325	—			$36,325
Senior term loan, long-term	$38,895	—			$38,895
Other long-term liabilities	$21,285	—	$(12,292)	(E)	$8,993
Convertible notes	—	—	$48,500	(J)	$48,500
Warrant liability	—	—	$4,531	(E)	$4,531
Total liabilities	$155,979	20,027	$35,113		$211,119

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — Continued

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021
	Airspan (Historical)	New Beginnings (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Mezzanine equity
Convertible preferred stock	$364,128	—	$(364,128)	(E)	—

Common stock subject to possible redemption	—	$91,506	$(91,506)	(D)	—

Stockholders’ equity (deficit)
Common stock	—	$1	$1	(A)	$8
			$1	(D)
			$6	(E)
			$(1)	(H)
Additional paid-in capital	$312,989	$5,569	$74,999	(A)	$733,412
			$91,505	(D)
			$376,415	(E)
			$(21,994)	(F)
			$(570)	(I)
			$(4,532)	(E)
			$(100,969)	(H)
Accumulated deficit	$(719,292)	$(570)	$(18,513)	(G)	$(743,641)
			$570	(I)
			$(5,836)	(F)
Total stockholders’ equity (deficit)	$(406,303)	$5,000	$391,082		$(10,221)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$113,804	$116,533	$(29,439)		$200,898

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2021		Transaction		For the Six Months Ended June 30, 2021
	Airspan (Historical)	New Beginnings (Historical)	Accounting Adjustments		Pro Forma Combined
Products and software licenses	$74,040	$—	$—		$74,040
Maintenance, warranty and services	$13,943	—	—		$13,943
Revenue	$87,983	—	—		$87,983
Products and software licenses	$45,615	—	—		$45,615
Maintenance, warranty and services	$2,196	—	—		$2,196
Total cost of revenue	$47,811	—	—		$47,811
Gross profit	$40,172	—	—		$40,172
Operating expenses:
Research and development	$29,898	—	—		$29,898
Sales and marketing	$14,842	—	—		$14,842
General and administrative	$8,900	—	—		$8,900
Amortization of intangibles	$598	—	—		$598
Formation and operating costs	—	$2,653	—		$2,653
Total operation expenses	$54,238	$2,653	—		$56,891
Loss from operations	$(14,066)	$(2,653)	—		$(16,719)
Interest expense, net	$(4,950)	$19	$(19)	(BB)	$(4,950)
Gain on extinguishment of debt	$2,096	—			$2,096
Other income (expense), net	$(6,880)	$(2,029)	$4,517	(AA)	$(6,270)
			$(1,878)	(CC)
Income (Loss) before income taxes	$(23,800)	$(4,663)	$2,620		$(25,843)
Income tax benefit (expense)	$(167)	—	—		$(167)
Net (loss) income	$(23,967)	$(4,663)	$2,620		$(26,010)

					Pro Forma Combined
Weighted average shares outstanding – common stock	669,839	5,246,865			71,662,598
Net loss per share – basic and diluted	$(35.78)	(0.89)	$		$(0.36)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020		Transaction		For the Year Ended December 31, 2020
	Airspan (Historical)	New Beginnings (Historical, as restated)	Accounting Adjustments		Pro Forma Combined
Products and software licenses	$134,338	—	—		$134,338
Maintenance, warranty and services	$38,617	—	—		$38,617
Revenue	$172,955	—	—		$172,955
Products and software licenses	$84,375	—	—		$84,375
Maintenance, warranty and services	$4,477	—	—		$4,477
Total cost of revenue	$88,852	—	—		$88,852
Gross profit	$84,103	—	—		$84,103
Operating expenses:
Research and development	$52,858	—	—		$52,858
Sales and marketing	$28,738	—	—		$28,738
General and administrative	$16,555	$1,188	$37,026	(DD)	$60,605
			$5,836	(EE)
Amortization of intangibles	$1,733	—	—		$1,733
Loss on sale of assets	$22	—	—		$22
Total operation expenses	$99,906	$1,188	$42,862		$138,120
Loss from operations	$(15,803)	$(1,188)	$(42,862)		$(59,853)
Interest expense, net	$(6,422)	—	—		$(6,422)
Other income (expense), net	$(4,200)	$12	$(12)	(BB)	$(4,635)
			$3,322	(AA)
			$(3,757)	(CC)
Unrealized gain on change in fair value of warrants	—	5,268	—		5,268
Income (Loss) before income taxes	(26,425)	4,092	(43,309)		(65,652)
Income tax benefit (expense)	782	—	—		782
Net (loss) income	$(25,643)	$4,092	$(43,309)		$(64,859)

					Pro Forma Combined
Weighted average shares outstanding – common stock	669,534	4,646,706			71,662,598
Net loss per share – basic and diluted	$(38.30)	$0.88			$(0.82)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Airspan has been determined to be the accounting acquirer, primarily due to the fact that Airspan Stockholders will continue to control the Post-Combination Company. Under this method of accounting, although New Beginnings will acquire all of the outstanding equity interests of Airspan in the Business Combination, New Beginnings will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Airspan issuing stock for the net assets of New Beginnings, accompanied by a recapitalization. The net assets of New Beginnings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Airspan.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and PIPE financing occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 presents pro forma effect to the Business Combination and PIPE financing as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	New Beginnings’ unaudited balance sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, incorporated by reference into this Report; and

●	Airspan’s unaudited balance sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included as Exhibit 99.3 to this Report.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	New Beginnings’ unaudited statement of operations for the six months ended June 30, 2021 and the related notes, incorporated by reference into this Report; and

●	Airspan’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes, included as Exhibit 99.3 to this Report.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of New Beginnings Common Stock for an aggregate redemption payment of $100.97 million.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Beginnings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Beginnings believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of New Beginnings (as restated) and Airspan.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Post-Combination Company.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New Beginnings has elected not to present Management’s Adjustments and is only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Airspan and New Beginnings have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

In addition, New Beginnings raised $50.0 million in additional funds through the issuance of one or more senior secured convertible notes issued in a private placement to a limited number of third-party institutional investors substantially concurrent with the Closing. The purpose of the sale of the Convertible Notes was to raise additional capital for use in connection with the Transactions and to meet the minimum cash requirements provided in the Business Combination Agreement. The Convertible Notes bear interest at a rate equal to 7.0% per annum (the "Base Rate"), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2021. Under certain circumstances, a default interest is expected to apply following an event of default under the Convertible Notes at a per annum rate equal to the lower of (i) the Base Rate plus 3.75% and (ii) the maximum amount permitted by law. The Convertible Notes mature on December 31, 2024, unless earlier accelerated, converted, redeemed or repurchased. The Company is currently finalizing its accounting analysis of the Convertible Note, and more specifically the analysis of the potential existence of embedded derivatives that should be bifurcated from the convertible debt. The potential effect of additional impacts, if any, aside from the interest, have currently been excluded from these unaudited proforma condensed combined financial information. The Company expects to finalize its analysis and the accounting treatment of the Convertible Note by the issuance of the Company's Quarterly Report on Form 10-Q.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Represents the gross proceeds from the private placement of 7,500,000 shares of New Beginnings Common Stock at $10.00 per share pursuant to the PIPE.

(B)	Reflects the reclassification of $116.2 million of cash and cash equivalents held in New Beginnings’ Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)	Reflects the settlement of New Beginnings’ historical accrued liabilities that will be settled at the Closing of the Business Combination.

(D)	Reflects the reclassification of approximately $91.5 million of New Beginnings Common Stock subject to possible redemption to permanent equity.

(E)	Reflects the reclassification of Airspan Preferred Stock, warrants exercisable for Airspan Preferred Stock that convert into New Beginnings Common Stock, and Warrants exercisable for New Beginnings Common Stock at the Closing of the Business Combination.

(F)	Represents preliminary estimated transaction costs incurred as part of the Business Combination totaling $27.8 million, out of which approximately $5.836 million were not capitalized as of June 30, 2021. The $27.8 million preliminary estimated transaction costs consisting of (i) approximately $2.68 million of placement agent fees and related expenses payable to the placement agent upon the closing of the PIPE transaction, (ii) financial and transaction advisory fees of approximately $16.8 million payable upon consummation of the Business Combination and (iii) printing, legal, accounting and other fees of $8.26 million.

(G)	Represents the $17,500,000 of MIP Aggregate Cash Consideration to be paid to the MIP Participants upon the Closing of the Business Combination and $1.013 million of related employer costs.

(H)	Reflects the actual redemption of 9,997,049 Public Shares for aggregate redemption payments of $100.97 million allocated to New Beginnings Common Stock and additional paid-in capital using the par value $0.0001 per share and a redemption price of $10.10 per share.

(I)	Reclassification of New Beginnings retained earnings.

(J)	Represent the aggregate cash consideration, net of transaction costs to be paid upon the issuance of the Convertible Notes.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Reflects the adjustments relating to the fair value measurement of warrants exercisable for Airspan Preferred Stock classified as a liability

(BB)	Reflects elimination of interest income on the Trust Account.

(CC)	Reflects the adjustments relating to interest expenses with respect to the Convertible Notes

(DD)	Represents expense related to the $17,500,000 of MIP Aggregate Cash Consideration and MIP RSUs with respect to 1,750,000 shares of New Beginnings Common Stock paid to the MIP Participants upon the Closing of the Business Combination and total of $2.026 million of related employer costs

(EE)	Represents preliminary estimated transaction costs recognized as an expense as part of the Business Combination totaling $5.836 million.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. As 9,997,049 shares has been redeemed, this calculation is retroactively adjusted to eliminate the 9,997,049 redeemed shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the redemption for cash of 9,997,049 shares of New Beginnings Common Stock for the six months ended June 30, 2021 and the year ended December 31, 2020:

(in thousands, except share and per share data)	For six months ended June 30, 2021
Pro forma net loss	(26,010)
Weighted average shares outstanding of common stock	71,662,598
Net loss per share (basic and diluted)(1)	$(0.36)

(in thousands, except share and per share data)	For the year ended December 31, 2020
Pro forma net loss	(64,859)
Weighted average shares outstanding of common stock	71,662,598
Net loss per share (basic and diluted)(1)	$(0.91)

(1)	For the purposes of calculating diluted earnings per share, it was assumed that all outstanding Post-Combination Company Warrants and warrants sold in the IPO and the private placement are exercised for common stock. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for New Beginnings and Airspan and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, and the redemption of 9,997,049 shares of New Beginnings Common Stock:

The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2021. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the summary historical financial information summary included elsewhere in this proxy statement/prospectus/consent solicitation statement, and the historical financial statements of New Beginnings (as restated) and Airspan and related notes. The unaudited pro forma combined per share information of New Beginnings and Airspan is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus/consent solicitation statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share that would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of New Beginnings and Airspan would have been had the companies been combined during the periods presented.

	Airspan (Historical)	New Beginnings (Historical)	Combined Pro Forma	Airspan Equivalent Per Share Pro Forma(2)
As of and for the six months ended June 30, 2021(3)
Book Value per share(1)	$(606.57)	$0.95	$(0.14)	$(0.82)
Weighted average shares outstanding – basic and diluted	669,839
Net loss per share – basic and diluted	$(35.78)
Weighted average shares outstanding of common stock – basic and diluted		5,246,865	71,662,598
Net loss per share of common stock – basic and diluted		$(0.89)	$(0.36)	$(2.09)

(1)

Book value per share means total shareholders’ equity divided by weighted average common shares outstanding. For purposes of this calculation, the combined pro forma total shareholders’ equity was $10,221,000, and the numbers of weighted average shares outstanding were as presented in this table.

(2)	The equivalent pro forma basic and diluted per share data for Airspan is calculated by multiplying the combined pro forma per share data by an exchange ratio of 5.7683. For an explanation of the calculation of the exchange ratio, see “The Business Combination Agreement — Conversion of Securities.”
(3)	No cash dividends were declared during the period presented.

	Airspan (Historical)	New Beginnings (Historical, as restated)	Combined Pro Forma	Airspan Equivalent Per Share Pro Forma(2)

As of and for the year ended December 31, 2020(2)
Weighted average shares outstanding – basic and diluted	(669,534)
Net income (loss) per share – basic and diluted	$(38.30)
Weighted average shares outstanding of common stock – basic and diluted		4,646,706	71,662,598
Net income (loss) per share of common stock – basic and diluted		$0.88	$(0.82)	$(4.75)

(1)	The equivalent pro forma basic and diluted per share data for Airspan is calculated by multiplying the combined pro forma per share data by an exchange ratio of 5.7683. For an explanation of the calculation of the exchange ratio, see “The Business Combination Agreement — Conversion of Securities.”
(2)	No cash dividends were declared during the period presented.